Exhibit 10.10

Confidential Treatment Requested — Certain Portions of this Exhibit, Marked as [***], Have Been Omitted Pursuant to a Pending Request for Confidential Treatment and Have Been Filed Separately with the Securities and Exchange Commission

Second Restated License Agreement

VAXIN – CRUCELL

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This Second Restated License Agreement (“Agreement”) is made and entered into by and between

Crucell Holland B.V., a corporation organized under the laws of the Netherlands, having offices located at Archimedesweg 4, 2333 CN, Leiden, the Netherlands, (hereinafter referred to as “CRUCELL”); and

VAXIN INC., a Delaware corporation, having offices located at 1500 First Avenue North, Birmingham, Alabama, USA 35203 (hereinafter referred to as “VAXIN”),

the parties hereinafter individually referred to as “Party” and collectively as “Parties”.

Preamble

WHEREAS, VAXIN is a biotechnology company and has expertise in the field of developing vaccines and non-invasive vaccination delivery systems; and

WHEREAS, CRUCELL, is a biotechnology company, listed on Euronext N.V. Amsterdam and NASDAQ (ticker Symbol: CRXL) that has developed and commercializes technology relating to a human cell line, more specifically known as PER.C6® cell line, that may be used for the production of vaccines amongst other applications; and

WHEREAS, VAXIN and CRUCELL entered into a Research Collaboration And Vaccine Product Development Agreement dated June 2001, and the License and Option Agreement on September 1, 2004, which was terminated effective October 4, 2005, and reinstituted as a Restated License Agreement on March 2, 2006, with an Effective Date of October 4, 2005;

WHEREAS, VAXIN has fallen behind on its license fee payments, and VAXIN and CRUCELL have agreed to reinstate a second amended version of the License Agreement, wherein CRUCELL would receive additional equity in VAXIN, and other rights described herein and in related agreements between the parties, in lieu partially of certain monetary consideration;

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the Parties, intending to be legally bound, agree as follows:

1	DEFINITIONS

Plural used in this Agreement shall mean singular and vice versa.

The following terms and their cognates shall have the following meanings:

1.1	AFFILIATE means (i) any corporation or business entity of which fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a Party; or (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general-partnership interest, of a Party, and only for as long as such ownership and/or control exists.

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REGISTERED AFFILIATE means a VAXIN AFFILIATE identified in Exhibit 1.1, as such exhibit may be updated, from time to time, by VAXIN.

1.2	CLOSING DATE means March 2, 2006.

1.3	EFFECTIVE DATE means October 4, 2005.

1.3.1	2nd AMENDMENT EFFECTIVE DATE means September 2, 2008.

1.4	FDA means the United States Food and Drug Administration, or a successor thereto.

1.5	FIELD means the prevention and/or treatment of human infectious diseases caused by infectious agents belonging to the belonging to the family of influenza virus and human infections caused by the Bacillus anthracis.

1.6	RESEARCH FIELD means the prevention and/or treatment of (i) Alzheimer’s disease in humans, and (ii) Newcastle’s disease in poultry.

1.7	FIRST COMMERCIAL SALE means, with respect to any VACCINE manufactured under license to PER.C6® TECHNOLOGY, the first sale for monetary consideration to an unaffiliated third party, by VAXIN, REGISTERED AFFILIATES or a SUBLICENSEE, of a VACCINE in the FIELD approved for commercial sale for administration to a human subject.

1.8	FUNCTIONAL GENOMICS means the identification and/or validation of the biological function(s) of human and animal genes, and/or gene fragments and/or viruses and/or fragments of viruses transcribed from such genes, by means of the construction and use of arrayed collections of said genes and/or gene fragments, in non-phage viral vectors to enable the identification and validation of drug targets, nutriceuticals and/or therapeutics, for the treatment or prevention of human or animal disease(s) and/or the maintenance of nutritional health.

1.9	GENE THERAPY FIELD means the therapy of human subjects by administering to a subject a vector including, but not limited to therapeutic gene sequence(s), the therapeutic effect of which is principally caused by the expression product of said gene sequence(s), provided that such therapy or vector is not intended to raise an immune response against a communicable infectious agent.

1.10	MANUFACTURING COSTS with respect to units of a VACCINE in the FIELD means (i) those costs associated with manufacture of such units which would be viewed by the manufacturing party’s independent auditor as costs that could be capitalized on the balance sheet as inventory and would include all raw material (including normal scrap) and actual direct labor costs and a proper accounting of actual manufacturing overhead allocated to such units. It would exclude any excess capacity, unusable material, or any other costs related to such units not deemed to add value or not deemed to be ongoing in the production process for such product; and (ii) with respect to components of such units acquired from a non-AFFILIATE vendor, the amounts paid to the vendor.

1.11	NET SALES shall mean the total of all charges invoiced by VAXIN, REGISTERED AFFILIATES, or SUBLICENSEES (including without limitation duly authorized sales

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agents acting on behalf of VAXIN, REGISTERED AFFILIATES or SUBLICENSEES) for the sale of VACCINE in the FIELD in final packaged form suitable for administration to humans to non-affiliated third parties, less the following reasonable and customary deductions to the extent applicable to such invoiced amounts in accordance with generally accepted accounting practices, as consistently applied by both Parties for financial reporting purposes: (i) all trade, cash and quantity credits, discounts, refunds or rebates (including without limitation Medicaid rebates); (ii) amounts for claims, allowances or credits for returns; retroactive price reductions; chargebacks; and (iii) packaging, handling fees and prepaid freight, sales taxes, duties and other governmental charges (including value added tax, but excluding what is commonly known as income taxes), in each case if charged separately on the invoice and paid by the customer. For the avoidance of doubt, Net Sales shall not include sales by VAXIN to its AFFILIATES or to VAXIN’s permitted SUBLICENSEES for resale. A “sale” shall also include a transfer or other disposition for consideration other than cash, in which case such consideration shall be valued at the fair market value thereof. Transfers or dispositions for pre-clinical, clinical or regulatory purposes prior to receiving marketing approval are not considered a “sale” for the purpose of calculating NET SALES. Transfers or dispositions for charitable or promotional purposes are not considered a “sale;” provided that such transfers or dispositions are at a price less than twenty percent (20%) over VAXIN’s MANUFACTURING COST for the units so transferred or disposed.

1.12	PATENT means granted patents, including utility models and certificates of invention, and reissues, re-examinations, supplementary protection certificates, extensions, and term restorations thereof, and patent applications therefor, including any continuations, continuations-in-parts, divisionals thereof, and the like, including all equivalents worldwide.

1.13	PER.C6® CELL KNOW HOW means PER.C6® CELLS and all materials, information, experience and data, formulae, procedures, results and specifications, in written or electronic form, which are specifically related to PER.C6® CELLS, which (i) are in the possession of CRUCELL at the EFFECTIVE DATE or come into the possession of the Parties during the TERM of this Agreement, (ii) are not generally known (iii) are necessary for the research use of the PER.C6® CELLS, and (iv) are not subject to a third party confidentiality obligation that prevents either Party from disclosing the same.

1.14	PER.C6® CELL LINE or PER.C6® CELL means the cells as deposited under ECACC No. 96022940, and as further described in Exhibit 1.14.

1.15	PER.C6® PATENTS mean PATENTS that CRUCELL owns or controls by license, wherein said license has a sublicense right, or which CRUCELL has a right to assignment and that claim PER.C6® CELLS or the use thereof, as identified on Exhibit 1.15.

1.16	PER.C6® TECHNOLOGY means PER.C6® PATENTS and PER.C6® KNOW HOW. For avoidance of doubt, the PER.C6® TECHNOLOGY licensed under this Agreement includes no rights to influenza A antigens that are essentially the polypeptides limited to an epitope conserved across multiple subtypes of the influenza A virus or any hybrid proteins or conjugates encompassing such epitopes.

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1.17	PHASE 1, 2 OR 3 CLINICAL TRIAL means Phase 1, 2 or 3 clinical trials as prescribed by applicable FDA Regulations, 21 CFR 312.21 and 21 CFR 312.85, or its equivalent.

1.18	SECOND CLOSING DATE means October 19, 2009.

1.19	SUBLICENSEE shall mean, with respect to a particular VACCINE in the FIELD, a third party to whom VAXIN has granted a license and/or sublicense under the PER.C6® TECHNOLOGY to develop and use VACCINE in the VACCINE PROGRAM or to offer to sell, import, use or sell such VACCINE in the FIELD for administration to human subjects in need thereof.

1.20	TERM is defined in Section 12.1.

1.20.1	RESEARCH TERM means the period from the EFFECTIVE DATE until the fifth year anniversary of the 2nd AMENDMENT EFFECTIVE DATE, unless the Agreement is terminated prior thereto or the Parties mutually agree to an extension thereof.

1.21	VACCINE means a composition containing VIRAL PARTICLE, in a final form suitable for administration to humans to prevent or treat an infection or disease, by raising an immune response against a communicable infectious agent responsible for such infection or disease.

1.22	VACCINE PROGRAM means the program conducted by or on behalf of VAXIN, consisting of pre-clinical and clinical studies of a VACCINE, and subject to Section 2.1, the manufacture of VACCINE for use therein, where such VACCINE is proprietary to VAXIN (i.e., covered by patent or other intellectual property rights controlled by VAXIN outside the scope of this AGREEMENT) to obtain data for submission to health regulatory authorities in applications for governmental approval to distribute, use, import, offer to sell and sell VACCINE in the FIELD.

1.22.1	RESEARCH VACCINE PROGRAM means the program conducted by or on behalf of VAXIN, consisting of pre-clinical and Phase 1 clinical studies of a VACCINE in the RESEARCH FIELD, and subject to Section 2.1, the manufacture of VACCINE for use therein, where such VACCINE is proprietary to VAXIN (i.e., covered by patent or other intellectual property rights controlled by VAXIN outside the scope of this AGREEMENT) to obtain data for submission to health regulatory authorities in applications for governmental approval to distribute, use, import, offer to sell and sell VACCINE in the RESEARCH FIELD.

1.23	VALID CLAIM of a PATENT means any granted and unexpired PATENT, which has not been revoked or adjudged unenforceable or invalid by a judgment of a court of competent jurisdiction or other governmental agency of competent jurisdiction, from which judgment there is no appeal or no appeal has been taken within the time allowed for appeal, and which have not been disclaimed or admitted to be invalid or unenforceable through disclaimer or other written document executed by CRUCELL, as the case may be, or the successors or assigns of such PATENT.

1.24

VIRAL PARTICLE means any replication-deficient or repIicative-defective adenoviral particle, which is capable of replication only in complementing cells, which contains a polynucleotide sequence for a polypeptide derived from either human influenza virus,

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Bacillus Anthracis, Newcastle disease virus (NDV), an antigen useful in delaying or reducing the progress of Alzheimer’s Disease (which antigen the Parties shall specifically identify in an amendment to the Agreement prior to the initiation of the first Phase 1 human trial), and which is based on the genome of human adenovirus serotypes 2, 5, 7 and 35, chimpanzee adenovirus and canine adenovirus. VIRAL PARTICLE shall not include any polynucleotide sequence for a polypeptide that is limited to an epitope conserved across multiple subtypes of the influenza A virus, such as for example, the highly conserved part of the stem region of the main hemagglutinin viral surface protein of the influenza A virus, which is described in published PCT Patent Application WO 2008/028946, and in Ekiert et al, “Antibody Recognition of a Highly Conserved Influenza Virus Epitope,” Science, 10 April 2009, vol. 324. no. 5924, pp. 246 – 251, or any hybrid proteins or conjugates encompassing such epitopes. For avoidance of doubt, polypeptides that comprise all or substantially all of an influenza protein, such as the hemagglutinin viral surface protein of the influenza A virus, are not excluded from the definition of VIRAL PARTICLE.

2	TECHNOLOGY LICENSE GRANTS and VAXIN STOCK WARRANT GRANT

2.1	Non-Exclusive License Grant: Effective upon receipt by CRUCELL of the License Issuance consideration described in Section 3.1, CRUCELL hereby grants to VAXIN a royalty-bearing, worldwide non-exclusive license, with the right to sublicense REGISTERED AFFILIATES subject to Section 2.1.1 and 2.1.2, under the PER.C6® TECHNOLOGY, to use PER.C6® CELLS to develop and use VACCINE in the VACCINE PROGRAM, and to make, use, sell, offer to sell and import VACCINE in the FIELD.

2.1.1	Sublicense Rights. The license grant of Section 2.1 shall also include the right to sublicense third parties the rights to develop and use VACCINE in the VACCINE PROGRAM, and to use, offer for sale, sell and import VACCINE in the FIELD. All obligations of VAXIN hereunder shall apply and be incorporated into all such sublicense agreements, except that VAXIN shall be solely responsible for the payment of all royalties and other fees directly to CRUCELL.

2.1.2	Third Party and REGISTERED AFFILIATE Manufacture. If VAXIN elects to have REGISTERED AFFILIATE or a third party use PER.C6® CELLS to make VIRAL PARTICLES to make VACCINE, then VAXIN shall notify CRUCELL in writing:

2.1.2.1	If such REGISTERED AFFILIATE or third party identified in such notification has been granted a license under the PER.C6® PATENTS and PER.C6® CELL KNOW HOW, then VAXIN shall have the right to designate such REGISTERED AFFILIATE or third party licensee as a manufacturer of VIRAL PARTICLES to make VACCINE for use and sale in the FIELD and may transfer to such REGISTERED AFFILIATE or third party the PER.C6® CELLS and VIRAL PARTICLES to enable such REGISTERED AFFILIATE or third party to conduct such activities.

2.1.2.2

If VAXIN notifies CRUCELL that VAXIN desires to enable a REGISTERED AFFILIATE or third party that has not previously entered into a then-current PER.C6® TECHNOLOGY license with CRUCELL to manufacture VACCINE under Section 2.1, then CRUCELL shall enter into a license agreement with

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such REGISTERED AFFILIATE or third party provided such REGISTERED AFFILIATE or third party is (A) a reputable vaccine manufacturer with the capability and resources to provide GMP manufacturing facilities for the production of VIRAL PARTICLES to make VACCINE, and (B) has adequate security safeguards to protect CRUCELL’s proprietary interest in PER.C6® CELL KNOW HOW.

2.1.2.3	If the REGISTERED AFFILIATE or third party satisfies conditions (A) and (B) of Section 2.1.2.2, then CRUCELL shall grant such third party a license under the PER.C6® PATENTS and PER.C6® CELL KNOW-HOW to use the PER.C6® CELLS to manufacture a VACCINE in the FIELD, which license shall be incorporated into a technology transfer agreement to be entered into among VAXIN, the REGISTERED AFFILIATE (or third party contract manufacturer) and CRUCELL (“Manufacturing Agreement”). The Manufacturing Agreement (i) shall not contain any provisions requiring such REGISTERED AFFILIATE or third party contract manufacturer to compensate CRUCELL, and (ii) shall contain a grant-back license providing grant-back rights substantially similar to those defined in Section 2.2 herein below. CRUCELL shall proceed with the execution of the Manufacturing Agreement, within thirty (30) calendar days upon CRUCELL’s approval of such manufacturer-licensee, which approval shall not be unreasonably withheld or delayed. Subsequent to the grant of such license to such REGISTERED AFFILIATE or third party, VAXIN shall then have the right to deliver the PER.C6® CELLS and VIRAL PARTICLES for the sole purpose of manufacturing VIRAL PARTICLES for making VACCINE for use and sale in the FIELD. A template license draft is attached as Exhibit 2.1.2. Such template would be modified within reason and as appropriate to reflect the need for VAXIN to work with such REGISTERED AFFILIATE or third party manufacturer in connection with developing and/or commercializing VACCINE.

2.2	Grant Back License. VAXIN and its REGISTERED AFFILIATES hereby agree to grant to CRUCELL a non-exclusive license, with the right to sub-license as provided in this Section 2.2, to any and all PATENTS owned and/or controlled by VAXIN and/or REGISTERED AFFILIATES, claiming, and know-how related to, inventions made and/or conceived during the course of, and/or resulting from, activities performed under the licenses in Section 2.1, which inventions relate to and cover the production of VIRAL PARTICLES using PER.C6® CELLS and/or the use, and/or optimization of operating parameters relating to PER.C6® CELLS. To the extent that such PATENTS or know-how extend to cells other than PER.C6® CELLS, CRUCELL’s license right under this clause shall be limited to PER.C6® CELLS and the use of, handling of or manufacture thereof, and CRUCELL’S rights shall not extend to the use or sale of the particular VIRAL PARTICLES that are developed by VAXIN and or that are the subject of the licenses under Section 2.1. CRUCELL shall only sublicense its rights under this clause to existing and future licensees under the PER.C6® CELL PATENTS and/or PER.C6® CELL KNOW HOW, which licensees grant to CRUCELL a grant-back license to improvements on substantially the same terms as granted herein, which terms provide for the sublicensing of such improvements to other PER.C6® licensees including VAXIN.

2.3	Restrictions on License Grant to VAXIN. The license grants described in Section 2.1 are restricted to the extent that VAXIN and its REGISTERED AFFILIATES shall not be permitted to engage in the following activities without the prior written consent of CRUCELL:

2.3.1	VAXIN and its REGISTERED AFFILIATES are not licensed, and are not permitted, to use PER.C6® CELLS in or for FUNCTIONAL GENOMICS studies.

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2.3.2	VAXIN and its REGISTERED AFFILIATES are not licensed, and are not permitted, to use PER.C6® CELLS for the development of products to prevent or treat diseases caused by chicken anemia virus, or to produce vectors, or expression products thereof, containing all or a part of a chicken anemia virus gene.

2.3.3	VAXIN and its REGISTERED AFFILIATES are not licensed, and are not permitted, to use PER.C6® CELLS for the development of therapeutics in the GENE THERAPY FIELD.

2.3.4	Except for the sole purpose permitted under Section 2.1, VAXIN and its REGISTERED AFFILIATES are not permitted to offer, provide, give access to or to otherwise make available to third parties or to their AFFILIATES that are not identified in Exhibit 1.1, PER.C6® CELLS, and/or PER.C6® KNOW HOW.

2.3.5	Except for the sole purpose of the acts licensed by this Agreement, VAXIN and its REGISTERED AFFILIATES are not permitted to offer or provide services to third parties, or to their AFFILIATES that are not identified in Exhibit 1.1, relating to or using PER.C6® CELLS or PER.C6® KNOW HOW.

2.3.6	The provisions of Sections 2.3.4 and 2.3.5 shall not apply to the extent that VAXIN or its REGISTERED AFFILIATES will be required to provide, give access to or otherwise make available, by applicable law, order or regulation of a governmental agency or court of competent jurisdiction, the results, materials, or know-how obtained relating to PER.C6® CELLS or PER.C6® KNOW HOW.

2.4	No Abrogation of Prior Granted Rights. The restrictions and prohibitions of Section 2.3 shall not abrogate or supersede any rights granted by CRUCELL pursuant to other contracts or licenses in force between or among the Parties.

2.5	Research License Grant: CRUCELL hereby grants to VAXIN a worldwide non-exclusive license under the PER.C6® TECHNOLOGY, to use PER.C6® CELLS to develop and use VACCINE in the RESEARCH FIELD in the RESEARCH VACCINE PROGRAM for the RESEARCH TERM.

2.6	Warrant Issuance to CRUCELL. VAXIN hereby grants to CRUCELL, as of the EFFECTIVE DATE, one hundred thousand (100,000) warrants for VAXIN Series A-1 stock at the exercise price of sixty five cents ($0.65) per share, which warrant may be exercisable at any time prior to seven years from the EFFECTIVE DATE, and in the form of attached Exhibit 2.6.

3	PAYMENTS FOR GRANTED RIGHTS AND MILESTONES

3.1	License Issuance Fee: VAXIN shall provide to CRUCELL the following non-creditable and non-refundable consideration in exchange for the grants of license rights hereunder, subject to Section 5.3:

3.1.1.1	[****] ($[****] dollars), receipt of which CRUCELL hereby acknowledges as paid;

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3.1.1.2	On the CLOSING DATE, securities representing VAXIN equity as fully described in the Securities Purchase agreement attached as Exhibit 3.1 which CRUCELL acknowledges as received; and

3.1.1.3	On the SECOND CLOSING DATE, five hundred thousand (500,000) shares of VAXIN Series A-1 stock as fully described in the Securities Purchase agreement attached as Exhibit 3.1.1.3.

3.2	Development Milestones Payments: VAXIN shall pay CRUCELL the following development milestone payments, subject to Section 5.3:

3.2.1	CRUCELL shall be entitled to, and VAXIN shall pay CRUCELL, a milestone payment of [****] ($[****]) dollars, within 30 days of the first patient being dosed in the first Phase 1 Clinical Trial of a Bacillus anthracis VACCINE;

3.2.2	CRUCELL shall be entitled to, and VAXIN shall pay CRUCELL, a milestone payment of [****] ($[****]) dollars, within 30 days of the first patient being dosed in the first Phase 2 Clinical Trial of an influenza VACCINE;

3.2.3	CRUCELL shall be entitled to, and VAXIN shall pay CRUCELL, a milestone payment of [****] ($[****]) dollars, within 30 days of the first patient being dosed in the first Phase 2 Clinical Trial of a Bacillus anthracis VACCINE;

3.2.4	CRUCELL shall be entitled to, and VAXIN shall pay CRUCELL, two milestone payments each of [****] ($[****]) dollars, one payment being due within 30 days of the first patient being dosed in the first Phase 3 Clinical Trial of an influenza VACCINE, and the other payment being due within 30 days of the first patient dosed in the first Phase 3 Clinical Trial of a Bacillus anthracis VACCINE;

3.2.5	VAXIN shall pay CRUCELL two milestone payments of [****] ($[****]) dollars each, one payment being due within 30 days of FDA acceptance to review a filing for an application for marketing authorization, such as the filing of a BLA or its equivalent, for an influenza VACCINE, and the other payment being due within 30 days of FDA acceptance to review a filing for an application for marketing authorization, such as the filing of a BLA or its equivalent, for a Bacillus anthracis VACCINE. VAXIN shall notify CRUCELL in writing of the filing of such applications for marketing authorization within 15 days of such filings;

3.2.6	VAXIN shall pay CRUCELL two milestone payments of [****] ($[****]) dollars each, one payment being due within 30 days of the receiving from the FDA a letter of marketing authorization for an influenza VACCINE, and the other payment being due within 30 days of the receiving from the FDA a letter of marketing authorization for a Bacillus anthracis VACCINE; and

3.2.7	VAXIN shall pay CRUCELL two milestone payments of [****] ($[****]) dollars each, one payment being due within 30 days of the receiving a letter of authorization for marketing outside the United States, for an influenza VACCINE, and the other payment being due within 30 days of the receiving a letter of authorization for marketing outside the United States for a Bacillus anthracis VACCINE.

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4	MAINTENANCE FEES AND ROYALTIES

4.1	Minimum Royalty/Maintenance Fee. On September 1, 2006, and on each anniversary thereof thereafter until September 1, 2007, VAXIN shall pay CRUCELL a minimum royalty of seventy five thousand dollars ($75,000). Beginning on, and due on, October 4, 2010, and on every anniversary thereof thereafter, VAXIN shall pay CRUCELL a minimum royalty of one hundred thousand dollars ($100,000), subject to Section 5.3.

4.2	The minimum royalties are not creditable against any other fee owed under this Agreement, except that in each year earned royalties become due the minimum royalty payments with respect to such year may be credited against the earned royalties owed in that year.

4.3	Earned Royalties. As a consideration for the license granted by CRUCELL to VAXIN in Sections 2.1, VAXIN agrees to pay to CRUCELL royalties on the total NET SALES of VACCINE in the FIELD for the longer of a period of fifteen (15) years following the FIRST COMMERCIAL SALE of VACCINE in the FIELD, or the last to expire PER.C6® PATENT covering the manufacture, use, sale or importation of VACCINE in the FIELD, calculated on a country-by-country basis (hereinafter the “ROYALTY TERM”), at the rate(s) set forth below.

4.3.1	During the ROYALTY TERM, if any acts of making, using or selling or offering for sale of a VACCINE occurs in a country in which a VALID CLAIM of a PER.C6® PATENT covers such act, then the royalty rate is [****] percent ([****]%) of total NET SALES.

4.3.2	Royalty Reduction on CRUCELL PATENT Expiration. If PER.C6® KNOW HOW is used in the use, manufacture or sale of VACCINE in the FIELD in any country, and if the use, manufacture or sale of VACCINE in the FIELD in such country would not infringe, absent this Agreement, a VALID CLAIM of a PER.C6® PATENT in such country, the royalty rate will be [****] percent ([****]%) of total NET SALES.

4.3.3	Royalty Stacking Reduction. If VAXIN is obligated to pay an accumulated royalty rate to all its licensors in a country of more than [****] percent ([****]%) of NET SALES of VACCINE in the FIELD, which NET SALES are also subject to a royalty obligation under Section 4.2.1 or 4.2.2 hereunder, then the royalty rate of Sections 4.2.1 or 4.2.2 may be reduced by subtracting from such royalty rate used to calculate CRUCELL owed royalties [****] of such accumulated third party royalty rate obligation exceeding [****] percent ([****]%), provided that such reduction does not reduce the royalty rate pursuant to Section 4.2.1 or 4.2.2 by more than [****] percent ([****]%) thereof, or to less than [****] percent ([****]%) or [****] percent ([****]%) respectively.

4.4	One royalty shall be due with respect to the sale of the same unit of VACCINE in the FIELD.

4.5	VAXIN Obligations. VAXIN shall be solely responsible for the payment of any royalties, license fees, and milestone or other payments due to third parties under licenses or similar agreements necessary to allow the manufacture, use or sale of any VACCINE in the FIELD.

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5	PAYMENTS; BOOKS AND RECORDS

5.1	Royalty Reports and Payments. After the first COMMERCIAL SALE of a VACCINE in the FIELD on which royalties are required, VAXIN agrees to submit quarterly written reports to CRUCELL within sixty (60) days after the end of each calendar quarter, stating in each such report the number, description, and aggregate NET SALES of the VACCINE in the FIELD sold during the calendar quarter upon which a royalty is payable under Section 4 above. Concurrently with the submission of such reports, VAXIN shall pay to CRUCELL royalties at the rate specified in Section 4.

5.2	Method of Payment. All payments due hereunder to CRUCELL shall be paid in dollars in immediately available funds, for CRUCELL’s account, to a bank designated in writing by CRUCELL.

5.3	Inflation Index Adjustment: Payments other than earned royalties due herein shall be adjusted on a year to year basis in accordance with increases in the Consumer Price Index (CPI) U.S. Cities Average for All Urban Consumers, as published by the U.S. Department of Labor, Bureau of Labor Statistics. For avoidance of doubt, an amount due in any year shall be adjusted upwards by a factor calculated by comparing the CPI for the year in which the payment is due with the CPI for the previous year, as further described in the formula NP=(1+(NCPI/100 - BCPI/100)) x BP, wherein NP is the new payment amount, NCPI is the new CPI, BCPI is the CPI for the previous year, and BP was the base payment amount of the previous year, provided that in any given year, such increase shall not exceed one and one half percent (1.5%)

5.4	Interest. If any payment under this Agreement is not made by the date on which the same becomes due and payable, the late Party shall owe the other Party interest at the rate of [****] ([****]%) [****] per annum on any outstanding amount until payment is made in full.

5.5	No Refunds. Payments referred to herein shall not be refundable under any circumstances, including but not limited to the termination of this Agreement for whatever reason.

5.6	Currency Conversion. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the following procedures. The rate of currency conversion shall be calculated using a simple monthly period average of the end “spot rates” provided by Brown Brothers Harriman, 59 Wall Street, NY, NY 10005, for each quarter, or if such rate is not available, the spot rate as published by a leading United States commercial bank for such accounting period.

5.7	Taxes. CRUCELL shall pay any and all taxes required by law that are levied on account of royalties or other payments it receives under this Agreement. If laws or regulations require that taxes be withheld, VAXIN will (a) deduct those taxes from the remittable royalty or other payment, (b) pay the taxes to the proper taxing authority, and (c) send evidence of the obligation together with proof of payment to CRUCELL within fifteen (15) days following that payment.

5.8	Records; Inspection. Each party and its AFFILIATES shall keep complete, true, and accurate books of account and records for the purpose of determining the royalty

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amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of such party or its AFFILIATE, as the case may be, for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3) year period by an independent public accounting firm of national prominence retained by the other party for the purpose of verifying the royalty statements. Such inspections may be made no more than once each calendar year, at reasonable times mutually agreed by VAXIN and CRUCELL. The auditing party’s representative or agent will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section shall be at the expense of the auditing party, unless a variation or error producing an increase exceeding ten percent (10%) of the amount stated for any period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period will be paid the party being audited. Any amounts determined to be paid or reimbursed by a party under this Section 5.9 shall be paid promptly within thirty (30) days after completion of such audit.

6	PER.C6® KNOW HOW

6.1	PER.C6® KNOW HOW Transfer. As soon as practicable, but no longer than within thirty (30) days of the receipt of the license fee pursuant to Section 3.1.1, CRUCELL shall provide VAXIN with PER.C6® KNOW HOW.

7	REPORTS AND RECORDS/BMF RIGHTS OF REFERENCE and OBLIGATIONS

7.1	On an annual basis, commencing on the first anniversary of the EFFECTIVE DATE, VAXIN shall notify CRUCELL in writing of the addition and/or deletion of REGISTERED AFFILIATES. VAXIN may add or delete such REGISTERED AFFILIATES from Exhibit 1.1 at any time.

7.2	VACCINE PROGRAM Records. VAXIN and its AFFILIATES shall maintain records of the VACCINE PROGRAM (or cause such records to be maintained) in sufficient detail and in good scientific manner, and at least one copy in the English language, as will properly reflect all work done and results achieved in the performance of the VACCINE PROGRAM (including all data in the form required under any applicable governmental regulations).

7.3

Performance Reporting. VAXIN shall keep CRUCELL regularly informed about the performance and technical data respecting PER.C6® CELLS used to manufacture VACCINE in the FIELD, which VACCINE VAXIN has developed in the VACCINE PROGRAM. VAXIN shall provide CRUCELL on an annual basis within thirty (30) days after the anniversary of the EFFECTIVE DATE, with a summary report of the data relating specifically to PER.C6® CELL performance, including specifically any and all substantial positive and/or negative deviations from the standard established operating, culturing and manufacturing parameters found useful in its application of PER.C6® CELLS for the manufacture of VACCINE in the FIELD. VAXIN shall promptly notify CRUCELL in writing of any substantial negative deviations from established PER.C6® CELL characteristics and/or performance parameters included in PER.C6® KNOW HOW prior to its notification of any other third party entity other than to the appropriate regulatory authorities, such as the FDA. To facilitate the mutually beneficial resolution of any PER.C6® CELL technical performance issue

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relating to such a substantial negative deviation, VAXIN hereby agrees to permit CRUCELL’s technical personnel reasonable access to relevant technical data to assist in resolving such issues.

7.3.1	Information reported to CRUCELL pursuant to Section 7.3 may be used by CRUCELL to amend and/or annotate its collection of PER.C6® KNOW HOW for delivery to such CRUCELL licensees to whom CRUCELL is permitted to sublicense the license granted under Section 2.2, which PER.C6® KNOW HOW shall only be disclosed under conditions of confidentiality at least as restrictive as those contained herein and in no case under conditions demonstrating less than reasonable care. CRUCELL shall not disclose to any licensee any technical information specifically relating to VACCINE or VIRAL PARTICLES in the FIELD that is developed by VAXIN or its REGISTERED AFFILIATES.

7.4	PER.C6® Biological Master File: VAXIN acknowledges that the PER.C6® Cell Biological Master File (“BMF”), which is filed with the FDA, which is owned by CRUCELL, and which may be filed with other foreign governmental equivalents thereof (“Governmental Authorities”) is of crucial importance to the Parties as well as to all other licensees of PER.C6® Cell technology. VAXIN shall have the right to review CRUCELL’s copy of the BMF filed with the FDA and other Governmental Authorities after providing CRUCELL with thirty (30) days prior notice (or such shorter time as required by the FDA). VAXIN shall have the right to cross-reference the BMF as may be required for any regulatory submissions to Governmental Authorities. CRUCELL shall provide VAXIN with any and all existing BMF documentation in the possession of CRUCELL relating to PER.C6® Cells as required to support any regulatory submission VAXIN makes to a Governmental Authority in a country where a BMF or its foreign equivalent has not been submitted or is not in effect. VAXIN may request, in writing no more than once a year, that CRUCELL provide information respecting any amendments to the PER.C6® BMF. CRUCELL shall provide VAXIN with an abstract of such amendments within thirty days of receipt of such written request.

7.4.1	VAXIN shall not be entitled to, and agree that they will not characterize, issue Releases or Certificates of Analysis for, or analyze the genome of any PER.C6® Cells, or engage in any research of PER.C6® Cells that concern any safety, toxicity or tumorigenicity of PER.C6® Cells without obtaining the prior written agreement of CRUCELL, the holder of the BMF, provided that, if any Governmental Authority requests additional data or characterization of PER.C6® Cells that CRUCELL chooses not to provide, VAXIN shall have the right to perform its own studies solely as required by the Governmental Authority, and to provide the results to the requesting Governmental Authority.

7.4.2	VAXIN further agrees to use its reasonable efforts to promptly notify CRUCELL of any and all communications to and from Governmental Authorities relating to the safety of PER.C6® Cells, and agrees to consult promptly with CRUCELL to resolve any such concerns with the FDA or such other Governmental Authorities. Noncompliance by VAXIN with the obligation to use its reasonable efforts to promptly notify and consult with CRUCELL in its efforts to resolve any such issues with the FDA or other Governmental Authorities shall be considered to constitute a failure to comply with a material condition or covenant of this Agreement.

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7.4.3	CRUCELL shall exert its reasonable efforts to notify VAXIN of any material safety issues concerning the PER.C6® CELLS, which issues are raised by the FDA (or any other Governmental Authorities) or any other regulatory or quality-related information that could adversely affect VACCINE registrations or regulatory approvals, or impact materially clinical trials or commercialization of VACCINE.

8	CONFIDENTIALITY

8.1	All documents, materials and know-how which may be furnished by the disclosing party hereto (the “Disclosing Party”) to the receiving Party hereto (the “Recipient”) pursuant to this Agreement shall be if suitably marked or designated in tangible form, deemed the Disclosing Party’s “Proprietary Information” and, therefore, considered confidential information of the Disclosing Party, and shall not be used by Recipient other than for the purposes licensed under this Agreement and for the exercise of the Recipient’s rights under this Agreement. Recipient shall use the same degree of care regarding Disclosing Party’s Proprietary Information as it uses in protecting and preserving its own proprietary/confidential information of like kind to avoid disclosure or dissemination thereof, but no less than a reasonable degree of care. Information which is disclosed orally or otherwise than in tangible form shall be considered Proprietary Information if: (a) the information is identified as confidential at the time of disclosure and a written summary is provided to the Recipient within twenty (20) days thereafter, or (b) the information is identified as confidential in writing and provided to the Recipient prior to or at the time of disclosure by the Disclosing Party.

8.2	This confidentiality obligation shall not apply to information if the information: (a) is publicly known or which the Recipient has documentary records which establish such information was known to it (other than by a breach of a confidentiality obligation with respect thereto) prior to this disclosure by the Disclosing Party; (b) subsequently becomes publicly known and/or published through no fault of the Recipient; (c) is independently developed without use or reference to the Disclosing Party’s Proprietary Information; (d) is required by operation of law to be disclosed; or (e) is or was brought to the Recipient’s attention by a third party who has a legal right to do so.

8.3	Notwithstanding Sections 8.1 and 8.2, the Recipient may disclose Proprietary Information of the other Party to the extent (a) required by law, rule, regulation or court order; (b) as necessary in connection with obtaining regulatory approval of products; and (c) to potential or actual investors or corporate partners, provided that as to disclosures under Section 8.3(a) and (b), such disclosure is made to the extent required for such purpose and that the Recipient makes reasonable efforts to obtain confidential treatment of such disclosure where available; and further provided that as to disclosures under Section 8.3(c), that such persons do not receive confidential PER.C6® KNOW HOW provided to VAXIN by CRUCELL and are bound by obligations of confidentiality and restrictions on use of such information substantially similar to those provided in this Article 8.

9	PUBLICATIONS AND PUBLICITY

9.1

Publicity: Except as required by applicable law or regulation, neither Party shall use the name, associated tradenames and/or trademarks of the other Party in any publicity or advertising without the prior written approval of the other Party, except

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that either Party may disclose the existence of the Agreement or make disclosures required by government authorities or rules of a securities exchange. Each Party agrees not to disclose any terms or conditions of this Agreement to any third party without the prior written consent of the other Party, except as required by applicable law or to persons with whom VAXIN or CRUCELL has entered into or proposes to enter into a business relationship related to the subject matter hereof and provided that such persons are subject to appropriate confidentiality agreements.

9.2	Press Releases: CRUCELL shall have the right to publish the existence of this agreement, and any subsequent related agreements, provided VAXIN has an opportunity to review press releases for at least five (5) working days prior to public disclosure. VAXIN shall have the right to publish the existence of this Agreement limited to the recombinant adenoviral vaccine against certain respiratory viruses, including Respiratory Syncytial Virus, and of any subsequent related agreements, upon written approval of CRUCELL, which consent shall not be unreasonably withheld. VAXIN may issue subsequent press releases respecting its influenza and Respiratory Syncytial Virus vaccine programs, provided that press releases relating to the influenza vaccine program must characterize such vaccine as being a recombinant adenoviral vaccine against influenza if the press release also discloses that such vaccine is made using PER.C6® Technology, in a manner of disclosure that CRUCELL has previously approved.

10	INTELLECTUAL PROPERTY

10.1	Defense of Third Party Infringement Claims.

10.1.1	Infringement Claims. If the production, sale or use of any VACCINE in the FIELD developed pursuant to this Agreement results in a claim, suit or proceeding alleging patent infringement against VAXIN or CRUCELL (or their respective AFFILIATES or SUBLICENSEES), such party shall promptly notify the other party hereto in writing setting forth the facts of such claim in reasonable detail. The party subject to such claim shall have the exclusive right to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its own choice, provided, however, it shall not enter into any settlement which admits or concedes that any aspect of the PATENT or KNOW HOW of the other Party hereto is invalid or unenforceable or otherwise materially adversely affects the other Party, without the prior written consent of such other Party. Such Party shall keep the other Party hereto reasonably informed of all material developments in connection with any such claim, suit or proceeding.

10.2	Enforcement.

10.2.1	Notification. In the event that a Party obtains actual knowledge that a third party is infringing one or more of the PER.C6® PATENTS in the field of VACCINE in the FIELD, it shall promptly notify the other Party of any such infringement.

10.2.2	Control of Suit:

10.2.2.1

As to the infringement of solely owned PER.C6® PATENTS, CRUCELL shall have the exclusive right and sole discretion to effect termination of such infringement, including bringing suit or other proceedings against the infringer in

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its own name and VAXIN shall be kept informed at all times of all such proceedings taken by CRUCELL but only so as far as the PER.C6® PATENT in suit relates to a VACCINE in the FIELD. If CRUCELL requests, VAXIN may, at VAXIN’s discretion, join with CRUCELL as a party to the lawsuit or other proceeding at CRUCELL’ expense; however, CRUCELL shall retain control of the prosecution of such suit or proceedings, as the case may be.

10.2.3	Costs and Monetary Recovery: Except as expressly provided to the contrary, each Party shall bear all its costs incurred in connection with such lawsuit or other proceeding, and consequently shall be entitled to collect and retain for its own account any damages or profits as may be accrued as a result of such lawsuit or other proceeding.

10.3	Disclaimer. Nothing in this Agreement shall be construed as obligating either Party, or giving the VAXIN the right, to proceed against a third party infringer.

10.4	Patent Term Extensions. CRUCELL hereby authorizes VAXIN to (a) provide in any BLA a list of patents that include PER.C6® PATENTS that relate to such VACCINE in the FIELD and such other information, as VAXIN deems appropriate. In the event that any applicable law in any country, including the United States, allows for the extension of any term of any patent included among PER.C6® PATENTS, if VAXIN so requests, CRUCELL shall apply for and use its reasonable efforts to obtain such an extension, or should the law require VAXIN to so apply, CRUCELL shall cooperate with VAXIN to do so. VAXIN and CRUCELL shall cooperate with one another in obtaining any such extensions. CRUCELL agrees to execute such documents, or to arrange to have such documents executed, and take such actions as VAXIN may reasonably request in connection herewith.

11	WARRANTIES, INDEMNIFICATION AND INSURANCE

11.1	Warranties.

11.1.1	Each Party warrants and represents to the other that (i) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein; and (ii) it has not previously granted and will not grant any rights in conflict with the rights and licenses granted herein.

11.1.2	CRUCELL warrants and represents to VAXIN that (i) except for certain European Opposition proceedings involving PER.C6® PATENTS, there are no existing or threatened actions, suits or claims pending against it with respect to PER.C6® TECHNOLOGY or its right to enter into and perform its obligations under this Agreement, (ii) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to the PER.C6® TECHNOLOGY, or any portion thereof, to manufacture, sell or use a VACCINE that is in conflict with the rights or licenses granted under this Agreement, and (iii) the PER.C6® CELLS that CRUCELL provides pursuant to this Agreement shall conform to relevant specifications therefor as provided in Exhibit 1.14.

11.1.3	CRUCELL shall respond diligently to two VAXIN written requests each year for status information on European Opposition proceedings referred to in clause 11.1.2(i).

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11.2	CRUCELL Disclaimer. UNLESS EXPRESSLY STATED HEREIN, CRUCELL DISCLAIMS ALL WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER, INCLUDING BUT NOT LIMITED TO WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY CONCERNING THE PER.C6® KNOW HOW SUPPLIED UNDER THIS AGREEMENT OR ANY OTHER TECHNOLOGY OR PRODUCTS DEVELOPED OR PROVIDED HEREUNDER, AND THAT VAXIN’S USE OF PER.C6® KNOW HOW SUPPLIED UNDER THIS AGREEMENT WILL BE FREE FROM INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR ANY OTHER RIGHTS OF THIRD PARTIES.

11.3	VAXIN Disclaimer. UNLESS EXPRESSLY STATED HEREIN, VAXIN DISCLAIMS ALL WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER, INCLUDING BUT NOT LIMITED TO WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY CONCERNING THE KNOW HOW GRANTED BACK PURSUANT TO CLAUSE 2.2 OF THIS AGREEMENT, AND THAT CRUCELL’S USE OF KNOW HOW GRANTED BACK PURSUANT TO CLAUSE 2.2 OF THIS AGREEMENT WILL BE FREE FROM INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR ANY OTHER RIGHTS OF THIRD PARTIES.

11.4	Indemnification. Except for the willful misconduct or gross negligence of CRUCELL, or breach of CRUCELL’s representations under this Agreement. CRUCELL shall not be liable for and VAXIN shall indemnify and hold CRUCELL harmless against any and all liabilities, damages, losses or injury, death, costs, and expenses, whether direct or indirect, consequential, incidental, including attorney’s fees, arising from any third party claims resulting from the offer for sale, sale, manufacture, importation and/or use of VACCINE or the PER.C6® KNOW HOW by VAXIN, its licensees, distributors, employees, consultants and investigators, or agents during or after VAXIN-authorized pre-clinical and clinical studies.

11.5

Indemnification Procedure. If CRUCELL (the “Indemnitee”) intends to claim indemnification under this Section 11, CRUCELL shall promptly notify VAXIN (the “Indemnitor”) of any claim, demand, action, or other proceeding for which the Indemnitee intends to claim such indemnification. The Indemnitor shall have the right to participate in, and to the extent the Indemnitor so desires jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnitor, if representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other Party represented by such counsel in such proceedings. The indemnity obligations under this Section 11 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the prior express written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after notice of any such claim or demand, or the commencement of any such action or other proceeding, if prejudicial to its ability to defend such claim, demand, action or other proceeding, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 11 with respect thereto, but the omission so to deliver notice to the Indemnitor shall not relieve it of

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any liability that it may have to the Indemnitee otherwise than under this Section 11. The Indemnitor may not settle or otherwise consent to an adverse judgment in any such claim, demand, action or other proceeding, that diminishes the rights or interests of the Indemnitee without the prior express written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Section 11.

11.6	Insurance. VAXIN, or its designated manufacturer and/or sublicensee, shall obtain and maintain commercial general liability insurance, including products/completed operations liability and contractual liability insurance to protect CRUCELL, its trustees, officers, directors, employees and agents under the indemnification provided hereunder. VAXIN shall maintain this insurance to protect against claims covered by the indemnification hereunder, even if asserted subsequent to the TERM of this Agreement.

12	TERM AND TERMINATION

12.1	Term. This Agreement shall become effective as of the EFFECTIVE DATE and, unless earlier terminated pursuant to the other provisions of this Section 12, shall continue in full force and effect on a product-by-product and country-by-country basis, until the later of the expiration of the last to expire PER.C6® PATENT licensed hereunder and applicable to such VACCINE in the FIELD, or fifteen (15) years from the date of the first commercial sale of each specific VACCINE in the FIELD. After the TERM of this Agreement expires, the license granted to VAXIN under Section 2.1 shall continue on a fully paid basis with respect to any know-how rights then-existing that are included within the PER.C6® KNOW-HOW.

12.2	Termination for Cause. Either party to this Agreement may terminate this Agreement in the event the other party shall be in material breach of, or defaulted in the performance of, any of its material obligations hereunder, and such default shall have continued uncured for sixty (60) days after written notice thereof was provided to the Party-in-breach by the Party not-in-breach. Any termination shall become effective at the end of such sixty (60) day period unless the party-in-breach (or any other party on its behalf) has cured any such breach or default prior to the expiration of the sixty (60) day period.

12.3	Termination for Convenience or Otherwise.

12.3.1	Entire Agreement. VAXIN and CRUCELL may terminate this Agreement upon mutual agreement at any time.

12.3.2	Unilateral Termination by VAXIN. VAXIN may decide to terminate this Agreement on ninety (90) days prior written notice to CRUCELL.

12.3.3	Termination Upon Insolvency. This license shall terminate, at either CRUCELL’s or VAXIN’s option, if the other Party pledges substantially all of its assets for the benefit of creditors, pledges any portion of PER.C6® KNOW-HOW for the benefit of creditors.

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12.4	CRUCELL’s Unilateral Right to Terminate. CRUCELL shall have the right to unilaterally terminate this Agreement if VAXIN does not pay any milestone or maintenance fee, which is rightfully due, payment on sixty (60) day written notice.

12.5	Rights and Obligations on Term, Termination, or Suspension.

12.5.1	Termination by either Party pursuant to this Article shall not prejudice any other remedy that a Party might have. Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

12.5.2	Upon termination of this Agreement by either Party other than its expiration or termination by VAXIN for CRUCELL’s material breach of this Agreement, at CRUCELL’s written request, VAXIN and its AFFILIATES shall destroy all supplies of PER.C6® CELLS, and all documents describing PER.C6® KNOW-HOW, and shall promptly thereafter confirm such destruction in writing to CRUCELL.

12.6	Return of Materials. Upon any termination of this Agreement, except for the material breach of CRUCELL, upon request by the other Party, VAXIN and CRUCELL shall promptly return to the other all Confidential Information received from the other (except one copy of which may be retained for archival purposes).

12.7	Stock on Hand. In the event this Agreement is terminated for any reason, VAXIN and its respective AFFILIATES and SUBLICENSEES shall have the right to sell or otherwise dispose of the stock of any VACCINE in the FIELD subject to this Agreement then on hand, subject to the payment of royalties as provided herein.

12.8	In the event of expiration or termination of this Agreement for any reason, Sections 2.2, 5, 7.2-7.4.2, 8, 9, 10, 11 (except for 11.1), 12 and 13 shall survive such expiration or termination.

12.9	Termination by either Party pursuant to this Article shall not prejudice any other remedy that a Party might have.

13	Assignment

13.1	Assignment. The obligations under this Agreement may not be assigned, and the duties under this Agreement may not be delegated, without the prior written consent of each Party, to any third party, and are binding upon and shall inure to the benefit of the Parties hereto, their representatives, successors and permitted assigns, provided that VAXIN may assign its rights and delegate its duties hereunder to an Affiliate of VAXIN, or, except as provided for in subsection 13.2 below in connection with a merger, consolidation, reorganization or sale of substantially all of VAXIN’s assets to which this Agreement relates without the prior consent of CRUCELL. Any purported assignment without the written prior consent of each Party shall be null and void.

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13.2	Restrictions on Assignment and Sublicense. Subject to Section 13.3, for a period of five (5) years from the EFFECTIVE DATE, without the prior approval of CRUCELL, VAXIN may neither assign nor sublicense any of its rights under this Agreement to any of the legal entities, or their affiliates, listed in 13.2.1 to 13.2.:

13.2.1	[****];

13.2.2	[****];

13.2.3	[****];

13.2.4	[****]; or

13.2.5	[****].

13.3	Sanofi-Aventis Limitations. (a) VAXIN is permitted to sublicense marketing rights of its VACCINES in the FIELD to Sanofi-Aventis and/or its AFFILIATES. (b) The restriction of Section 13.2.1 shall be in force until the earlier of termination of the Crucell/Sanofi-Pasteur influenza agreement, or five (5) years after the EFFECTIVE DATE.

14	Miscellaneous

14.1	Entire Agreement. This Agreement, and the attached Stock Purchase Agreement, each having the same EFFECTIVE DATE, contains the entire agreement of the Parties regarding the subject matter hereof and supersedes all prior agreements, understandings, and negotiations regarding the same. This Agreement may not be changed, modified, amended, or supplemented except by a written instrument signed by both Parties hereto.

14.2	Severability. If any portion of this Agreement shall be finally determined by any court or governmental agency of competent jurisdiction to violate applicable law or otherwise not to conform to requirements of law, then the remainder of the Agreement shall not be affected thereby; provided, however, that if any provision hereof is invalid or unenforceable, then a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of the Agreement including the invalid or unenforceable provision.

14.3	Force Majeure. Neither Party shall be liable to the other for any failure or delay in performance under this Agreement which is due in whole or in part directly or indirectly to any cause of any nature beyond reasonable control of such Party. In the event of delays in performance due to any such cause, the dates for performance will be postponed by a period of time equal to the delay period.

14.4	Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute VAXIN and CRUCELL as partners or joint venturers with respect to this Agreement. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement, or undertaking with any third party.

**** Confidential treatment requested

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14.5	Notices. Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other Party:

If to CRUCELL:

Manager Business Development

CRUCELL Holland B.V.

Archimedesweg 4

2333 CN Leiden

The Netherlands

Fax:

If to VAXIN:

VAXIN INC.

1500 First Avenue North,

Birmingham, Alabama

USA 35203

Attn. CEO

14.6	Headings. The paragraph headings herein are inserted for convenience only and shall not be construed to limit or modify the scope of any provision of this Agreement.

14.7	Waiver. No failure or successive failures on the part of either party, its successors or permitted assigns, to enforce any covenant or agreement, and no waiver or successive waivers on its or their part of any condition of this Agreement, shall operate as a discharge of such covenant, agreement or condition, or render the same invalid, or impair the right of either party, its successors and permitted assigns to enforce the same in the event of any subsequent breach or breaches by the other party, its successors or permitted assigns.

14.8	Choice of Law. This Agreement shall be exclusively governed by and construed in accordance with the laws of The Netherlands. All disputes arising out of or in relation to this Agreement shall, to the exclusion of all others, be referred exclusively to the competent Dutch Courts, and the Parties agree that judgments of the competent Dutch Court are enforceable in any court having jurisdiction over the Parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representative as of the date and year written below.

CRUCELL HOLLAND B.V.

By:	/s/ Ronald H.P. Brus
Name:	Ronald H.P. Brus
Title:	President & CEO

Date:	November 5, 2009

VAXIN INC.

By:	/s/ William Enright
Name:	William Enright
Title:	President & CEO

Date:	20 October 2009

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Exhibit 1.1

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Exhibit 1.14 – Cell Line Designation: PER.C6® Cells

Origin of the Cell Line

PER.C6® cells are Human Embryo Retinoblasts transformed with E1 sequences (nt.459 - 3510) of human Adenovirus type 5. The estimated copy number is five. The Adenovirus type 5 E1A region in the construct is driven by the human PGK promoter. The poly(A) sequences are derived from hepatitis B virus.

Cell Line Passage History

Research Master Cell Bank coded A068-016 was stored at passage number 29 on 17 January 1996. Research Working Cell Bank coded A068-043W was generated from A068-016 and stored at passage number 33 on 7 February 1996. The cell banks are stored in the vapour phase of liquid nitrogen at 1.0E+06 cells in 1 mL DMEM/9% FBS/10% DMSO.

Components Used For Culture of the Cells

Dulbecco’s Modified Eagle Medium supplemented with 10% (v/v) of Fetal Bovine Serum (US origin) and, optionally, 10 mM MgCl2. Porcine Pancreas Trypsin/EDTA (porcine parvovirus tested) was used for passaging cells.

Quality Control

All work on the development of PER.C6® cells carried out at CRUCELL Holland has been carried out under controlled conditions. The data have been reviewed by QA CRUCELL Holland. The research Master Cell Bank and research Working Cell Bank have been tested by GLP-inspected contract testing companies. All recorded data mentioned have been reviewed by Quality Assurance, CRUCELL Holland BV, Leiden. All final reports have been reviewed for compliance to the specifications and pertinent relevant regulatory requirements from the US and EEC.

Safety Tests on the PER.C6® Human Adenoviral Producer Cell Line

Research Master Cell Bank

Test	Result
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

**** Confidential treatment requested

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[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

Research Working Cell Bank

Test	Result
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

**** Confidential treatment requested

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EXHIBIT 1.15 – PER.C6® PATENTS

National patents corresponding to PCT/NL96/00244 (filed June 14, 1996; published January 3, 1997; WO 97/0032). The currently filed members of patent family “Improved materials derived from recombinant adenovirus to be used in gene therapy” claim priorities based on European priority documents EP 95201611.1 (filed June 15, 1995) and EP 95201728.3 (filed June 26, 1995). Members of this patent (application) family further include:

Application	Filing Date	Published	Publication
PCT/NL00/00263	April 25, 2000	February 1, 2001	WO 01/07571
PCT/EP00/07074	July 19, 2000	January 25, 2001	WO 01/05945
EP 96917735.1	June 14, 1996	January 3, 1997	EP 0 833 934
EP 00965872.5	July 19, 2000	February 1, 2001	EP 1 198 559
US 09/918,029	July 30, 2001
US 10/125,751	April 18, 2002
US 10/136,139	May 1, 2002
US 10/038,271	October 23, 2001
US 10/219,414	August 15, 2002
US 10/618,526	July 11, 2003
CA 2,222,140	June 14, 1996
IL 122614	June 14, 1996
JP 502948/1997	June 14, 1996
KR 97-709411	June 14, 1996
NZ 515107	April 25, 2000
AU 19705/01	June 14, 1996
AU 44371/00	October 23, 2001

US 5,994,128	(Issued November 30, 1999)
US 6,033,908	(Issued March 7, 2000)
US 6,238,893	(Issued May 29, 2001)
US 6,265,212	(Issued July 24, 2001)
US 6,306,652	(Issued October 23, 2001)
US 6,395,519	(Issued May 28, 2002)
US 6,602,706	(Issued August 5, 2003)
US 6,692,966	(Issued February 17, 2004)
AU 731767	(Issued July 19, 2001)

PER.C6® PATENT also includes the patent rights of Transgene S.A., US Patent 6,040,174 “Defective adenoviruses and corresponding complementation lines”, Imler et al, inventors, issued March 21, 2000, and cognate patents thereto, only as far as the E1-(only) complementing cell lines and E1-(only) deleted vectors are concerned:

Application	Filing Date	Published	Publication
PCT/FR94/00624	May 27, 1994	December 8, 1994	WO94/28152
EP 98124036.9	May 27, 1994	June 2, 1999	EP 0 919 624
EP 98124038.5	May 27, 1994	June 2, 1999	EP 0 919 626
EP 01111931.0	May 27, 1994	October 31, 2001	EP 1 149 916
FR 9306482	May 28, 1993
US 09/218,143	December 22, 1998

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US 09/725,720	November 30, 2000	December 6, 2001	US 20010049136
US 09/739,007	December 19, 2000	Sep 11, 2003	US 20030170885
CA 2,141,212	May 27, 1994
AU 727970	January 4, 2001
JP 07509616	May 27, 1994
EP 0 652 968 B1	(Issued February 21, 2001)
EP 0 919 625 B1	(Issued September 20, 2002)
EP 0 919 627 B1	(Issued September 20, 2000)
US 6,040,174	(Issued March 21, 2000)
US 6,133,028	(Issued October 17, 2000)

PER.C6® PATENT also includes the patent rights as claimed in the national patents corresponding to international patent application PCT/US00/27946 to GenVec, Inc. (filed October 10, 2000; published October 18, 2001: WO 01/77304), which application claims priority from application US 09/545,385 (filed April 7, 2000). Members of this patent (application) family further include:

Application	Filing Date	Published	Publication
EP 00973440.1	October 10, 2000	October 18, 2001	EP 1 268 748
CA 2,400,746	October 10, 2000
AU 11944/01	October 10, 2000

US 6,168,941	(Issued January 2, 2001)

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Exhibit 2.1.2

Manufacturing License Agreement Template

COMPANY – CRUCELL

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This Manufacturing License Agreement (“Agreement”) is made and entered into by and between

CRUCELL Holland B.V., a corporation organized under the laws of the Netherlands, having offices located at Archimedesweg 4, 2333 CN, Leiden, the Netherlands, (hereinafter referred to as “CRUCELL”);

Company, a                      corporation, having offices located at                      (hereinafter referred to as “COMPANY”); and

VAXIN INC., a Delaware corporation, having offices located at 1500 First Avenue North, Birmingham, Alabama, USA 35203 (hereinafter referred to as “VAXIN”),

the parties hereinafter individually referred to as “Party” and collectively as “Parties”.

Preamble

WHEREAS, CRUCELL, is a biotechnology company, listed on Euronext N.V. Amsterdam and NASDAQ (ticker Symbol: CRXL) that has developed and commercializes technology relating to a human cell line, more specifically known as PER.C6® cell line, that may be used for the production of vaccines amongst other applications; and

WHEREAS, VAXIN and CRUCELL entered into a Second Restated License Agreement having an Effective Date of October 4, 2005, for the development of adenoviral vaccines against influenza virus, which vaccines are made using PER.C6® cell line technology; and

WHEREAS, COMPANY is a reputable with the capability and resources to provide GMP manufacturing facilities for the production of VIRAL PARTICLES to make VACCINE;

WHEREAS, COMPANY and VAXIN have entered into an agreement providing for COMPANY to manufacture VACCINE for VAXIN;

WHEREAS, COMPANY, and, COMPANY requires a license under PER.C6® TECHNOLOGY from CRUCELL to manufacture VACCINE on behalf of COMPANY and to enable VAXIN to transfer PER.C6® KNOW HOW to COMPANY;

WHEREAS, CRUCELL is willing to grant to COMPANY a license, under PER.C6® TECHNOLOGY, and limited to manufacturing VACCINE on behalf of VAXIN.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the Parties, intending to be legally bound, agree as follows:

1	DEFINITIONS

Plural used in this Agreement shall mean singular and vice versa.

The following terms and their cognates shall have the following meanings:

1.1	EFFECTIVE DATE means the date last written on the signature page.

1.2	FDA means the United States Food and Drug Administration, or a successor thereto.

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1.3	FIELD means the prevention and/or treatment of human infectious diseases caused by infectious agents belonging to the family of Influenza virus and human infections caused by the Bacillus anthracis.

1.4	FUNCTIONAL GENOMICS means the identification and/or validation of the biological function(s) of human and animal genes, and/or gene fragments and/or viruses and/or fragments of viruses transcribed from such genes, by means of the construction and use of arrayed collections of said genes and/or gene fragments, in non-phage viral vectors to enable the identification and validation of drug targets, nutriceuticals and/or therapeutics, for the treatment or prevention of human or animal disease(s) and/or the maintenance of nutritional health.

1.5	GENE THERAPY FIELD means the therapy of human subjects by administering to a subject a vector including, but not limited to therapeutic gene sequence(s), the therapeutic effect of which is principally caused by the expression product of said gene sequence(s), provided that such therapy or vector is not intended to raise an immune response against a communicable infectious agent.

1.6	PATENT means granted patents, including utility models and certificates of invention, and reissues, re-examinations, supplementary protection certificates, extensions, and term restorations thereof, and patent applications therefor, including any continuations, continuations-in-parts, divisionals thereof, and the like, including all equivalents worldwide.

1.7	PER.C6® CELL KNOW HOW means PER.C6® CELLS and all materials, information, experience and data, formulae, procedures, results and specifications, in written or electronic form, which are specifically related to PER.C6® CELLS, which (i) are in the possession of CRUCELL at the EFFECTIVE DATE or come into the possession of the Parties during the TERM of this Agreement, (ii) are not generally known (iii) are necessary for the research use of the PER.C6® CELLS, and (iv) are not subject to a third party confidentiality obligation that prevents either Party from disclosing the same.

1.8	PER.C6® CELL LINE or PER.C6® CELL means the cells as deposited under ECACC No. 96022940, and as further described in Exhibit 1.8.

1.9	PER.C6® PATENTS mean PATENTS that CRUCELL owns or controls by license, wherein said license has a sublicense right, or which CRUCELL has a right to assignment and that claim PER.C6® CELLS or the use thereof, as identified on Exhibit 1.9.

1.10	PER.C6® TECHNOLOGY means PER.C6® PATENTS and PER.C6® KNOW HOW.

1.11	TERM is defined in Section 9.1.

1.12	VACCINE means a composition containing VIRAL PARTICLE, in a final form suitable for administration to humans to prevent or treat an infection or disease, by raising an immune response against a communicable infectious agent responsible for such infection or disease.

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1.13	VACCINE PROGRAM means the program conducted by or on behalf of VAXIN, consisting of pre-clinical and clinical studies of a VACCINE and the manufacture of VACCINE for use therein, where such VACCINE is proprietary to VAXIN (i.e., covered by patent or other intellectual property rights controlled by VAXIN outside the scope of this AGREEMENT) to obtain data for submission to health regulatory authorities in applications for governmental approval to distribute, use, import, offer to sell and sell VACCINE in the FIELD.

1.14	VALID CLAIM of a PATENT means any granted and unexpired PATENT, which has not been revoked or adjudged unenforceable or invalid by a judgment of a court of competent jurisdiction or other governmental agency of competent jurisdiction, from which judgment there is no appeal or no appeal has been taken within the time allowed for appeal, and which have not been disclaimed or admitted to be invalid or unenforceable through disclaimer or other written document executed by CRUCELL, as the case may be, or the successors or assigns of such PATENT.

1.15	VIRAL PARTICLE means any replication-deficient or replicative-defective adenoviral particle, which is capable of replication only in complementing cells, which contains a polynucleotide sequence for a polypeptide derived from either human influenza virus or respiratory syncytial virus, and which is based on the genome of human adenovirus serotypes 2, 5, 7 and 35, chimpanzee adenovirus and canine adenovirus.

2	LICENSE GRANTS

2.1	Non-Exclusive License Grant: CRUCELL hereby grants to COMPANY a license under the PER.C6® PATENTS and PER.C6® CELL KNOW-HOW to use the PER.C6® CELLS to manufacture a VACCINE in the FIELD solely on behalf of VAXIN under the PER.C6® TECHNOLOGY rights CRUCELL granted to VAXIN.

2.2	Grant Back License. COMPANY agrees to grant to CRUCELL a non-exclusive license, with the right to sub-license as provided in this Section 2.2, to any and all PATENTS owned and/or controlled by COMPANY, claiming, and know-how related to, inventions made and/or conceived during the course of, and/or resulting from, activities performed under the licenses in Section 2.1, which inventions relate to and cover the production of VIRAL PARTICLES using PER.C6® CELLS and/or the use, and/or optimization of operating parameters relating to PER.C6® CELLS. To the extent that such PATENTS or know-how extend to cells other than PER.C6® CELLS, CRUCELL’s license right under this clause shall be limited to adenoviral E1-immortalized human cell lines, and the use of, handling of or manufacture thereof, and CRUCELL’S rights shall not extend to the use or sale of the particular VIRAL PARTICLES that are developed by VAXIN and or that are the subject of the licenses under Section 2.1. CRUCELL shall only sublicense its rights under this clause to existing and future licensees under the PER.C6® CELL PATENTS and/or PER.C6® CELL KNOW HOW, which licensees grant to CRUCELL a grant-back license to improvements on substantially the same terms as granted herein, which terms provide for the sublicensing of such improvements to other PER.C6® licensees including VAXIN.

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2.3	Restrictions on License Grant to COMPANY. The license grants described in Section 2.1 are restricted to the extent that COMPANY shall not be permitted to engage in the following activities without the prior written consent of CRUCELL:

2.3.1	COMPANY is not licensed, and is not permitted, to use PER.C6® CELLS in or for FUNCTIONAL GENOMICS studies.

2.3.2	COMPANY is not licensed, and is not permitted, to use PER.C6® CELLS for the development of products to prevent or treat diseases caused by chicken anemia virus, or to produce vectors, or expression products thereof, containing all or a part of a chicken anemia virus gene.

2.3.3	COMPANY is not licensed, and is not permitted, to use PER.C6® CELLS for the development of therapeutics in the GENE THERAPY FIELD.

2.3.4	Except for the sole purpose permitted under Section 2.1, COMPANY is not permitted to offer, provide, give access to or to otherwise make available to third parties that PER.C6® CELLS, and/or PER.C6® KNOW HOW.

2.3.5	Except for the sole purpose of the acts licensed by this Agreement, COMPANY is not permitted to offer or provide services to third parties, relating to or using PER.C6® CELLS or PER.C6® KNOW HOW.

2.3.6	The provisions of Sections 2.3.4 and 2.3.5 shall not apply to the extent that VAXIN or COMPANY will be required to provide, give access to or otherwise make available, by applicable law, order or regulation of a governmental agency or court of competent jurisdiction, the results, materials, or know-how obtained relating to PER.C6® CELLS or PER.C6® KNOW HOW.

2.4	No Abrogation of Prior Granted Rights. The restrictions and prohibitions of Section 2.3 shall not abrogate or supersede any rights granted by CRUCELL pursuant to other contracts or licenses in force between or among the Parties.

3	PER.C6® KNOW HOW

3.1	PER.C6® KNOW HOW Transfer. As soon as practicable, but no longer than within thirty (30) days of the EFFECTIVE DATE, VAXIN shall provide COMPANY with PER.C6® KNOW HOW.

4	REPORTS AND RECORDS/BMF RIGHTS OF REFERENCE and OBLIGATIONS

4.1	VACCINE Records. COMPANY shall maintain records of the development and manufacturing records respecting VACCINE made using PER.C6® TECHNOLOGY (or cause such records to be maintained) in sufficient detail and in good scientific manner, and at least one copy in the English language, as will properly reflect all work done and results achieved in the performance of the COMPANY’s responsibilities pursuant to its obligations under contract with VAXIN, VAXIN’s sublicensees and or successors (including all data in the form required under any applicable governmental regulations).

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4.2	Performance Reporting. COMPANY shall keep CRUCELL regularly informed about the performance and technical data respecting PER.C6® CELLS used to manufacture VACCINE in the FIELD, which VACCINE VAXIN has developed in the VACCINE PROGRAM. COMPANY shall provide CRUCELL on an annual basis within thirty (30) days after the anniversary of the EFFECTIVE DATE, with a summary report of the data relating specifically to PER.C6® CELL performance, including specifically any and all substantial positive and/or negative deviations from the standard established operating, culturing and manufacturing parameters found useful in its application of PER.C6® CELLS for the manufacture of VACCINE in the FIELD. VAXIN shall promptly notify CRUCELL in writing of any substantial negative deviations from established PER.C6® CELL characteristics and/or performance parameters included in PER.C6® KNOW HOW prior to its notification of any other third party entity other than to the appropriate regulatory authorities, such as the FDA. To facilitate the mutually beneficial resolution of any PER.C6® CELL technical performance issue relating to such a substantial negative deviation, COMPANY hereby agrees to permit CRUCELL’s technical personnel reasonable access to relevant technical data to assist in resolving such issues.

4.2.1	Information reported to CRUCELL pursuant to Section 5.2 may be used by CRUCELL to amend and/or annotate its collection of PER.C6® KNOW HOW for delivery to such CRUCELL licensees to whom CRUCELL is permitted to sublicense the license granted under Section 2.2, which PER.C6® KNOW HOW shall only be disclosed under conditions of confidentiality at least as restrictive as those contained herein and in no case under conditions demonstrating less than reasonable care. CRUCELL shall not disclose to any licensee any technical information specifically relating to VACCINE or VIRAL PARTICLES in the FIELD that is developed by VAXIN.

4.3	PER.C6® Biological Master File: COMPANY acknowledges that the PER.C6® Cell Biological Master File (“BMF”), which is filed with the FDA, which is owned by CRUCELL, and which may be filed with other foreign governmental equivalents thereof (“Governmental Authorities”) is of crucial importance to the Parties as well as to all other licensees of PER.C6® Cell technology. COMPANY shall have the right to review CRUCELL’s copy of the BMF filed with the FDA and other Governmental Authorities after providing CRUCELL with thirty (30) days prior notice (or such shorter time as required by the FDA). COMPANY shall have the right to cross-reference the BMF as may be required for any regulatory submissions to Governmental Authorities respecting VACCINE developed by VAXIN.

4.3.1	COMPANY shall not be entitled to, and agree that they will not characterize, issue Releases or Certificates of Analysis for, or analyze the genome of any PER.C6® Cells, or engage in any research of PER.C6® Cells that concern any safety, toxicity or tumorigenicity of PER.C6® Cells without obtaining the prior written agreement of CRUCELL, the holder of the BMF.

4.3.2

COMPANY further agrees to use its reasonable efforts to promptly notify CRUCELL of any and all communications to and from Governmental Authorities relating to the safety of PER.C6® Cells, and agrees to consult promptly with CRUCELL to resolve any such concerns with the FDA or such other Governmental Authorities. Noncompliance by COMPANY with the obligation to use its reasonable efforts to

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promptly notify and consult with CRUCELL in its efforts to resolve any such issues with the FDA or other Governmental Authorities shall be considered to constitute a failure to comply with a material condition or covenant of this Agreement.

4.3.3	CRUCELL shall exert its reasonable efforts to notify COMPANY of any material safety issues concerning the PER.C6® CELLS, which issues are raised by the FDA (or any other Governmental Authorities) or any other regulatory or quality-related information that could adversely affect VACCINE registrations or regulatory approvals, or impact materially clinical trials or commercialization of VACCINE

5	CONFIDENTIALITY

5.1	All documents, materials and know-how which may be furnished by the disclosing party hereto (the “Disclosing Party”) to the receiving Party (the “Recipient”) pursuant to this Agreement shall be if suitably marked or designated in tangible form, deemed the Disclosing Party’s “Proprietary Information” and, therefore, considered confidential information of the Disclosing Party, and shall not be used by Recipient other than for the purposes licensed under this Agreement and for the exercise of the Recipient’s rights under this Agreement. Recipient shall use the same degree of care regarding Disclosing Party’s Proprietary Information as it uses in protecting and preserving its own proprietary/confidential information of like kind to avoid disclosure or dissemination thereof, but no less than a reasonable degree of care. Information which is disclosed orally or otherwise than in tangible form shall be considered Proprietary Information if: (a) the information is identified as confidential at the time of disclosure and a written summary is provided to the Recipient within twenty (20) days thereafter, or (b) the information is identified as confidential in writing and provided to the Recipient prior to or at the time of disclosure by the Disclosing Party. [To be modified in final agreement to allow Vaxin to disclose to manufacturer and vice versa without breaching this Agreement.]

5.2	This confidentiality obligation shall not apply to information if the information: (a) is publicly known or which the Recipient has documentary records which establish such information was known to it (other than by a breach of a confidentiality obligation with respect thereto) prior to this disclosure by the Disclosing Party; (b) subsequently becomes publicly known and/or published through no fault of the Recipient; (c) is independently developed without use or reference to the Disclosing Party’s Proprietary Information; (d) is required by operation of law to be disclosed; or (e) is or was brought to the Recipient’s attention by a third party who has a legal right to do so.

5.3	Notwithstanding Sections 5.1 and 6.2, the Recipient may disclose Proprietary Information of the other Party to the extent (a) required by law, rule, regulation or court order; and (b) as necessary in connection with obtaining regulatory approval of products; and such disclosure is made to the extent required for such purpose and that the Recipient makes reasonable efforts to obtain confidential treatment of such disclosure where available. [To be modified in final form to allow disclosures between Vaxin and its manufacturer.]

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6	PUBLICATIONS AND PUBLICITY

6.1	Publicity: Except as required by applicable law or regulation, neither Party shall use the name, associated tradenames and/or trademarks of the other Party in any publicity or advertising without the prior written approval of the other Party, except that either Party may disclose the existence of the Agreement or make disclosures required by government authorities or rules of a securities exchange. Each Party agrees not to disclose any terms or conditions of this Agreement to any third party without the prior written consent of the other Party, except as required by applicable law, or in the case of COMPANY, to VAXIN.

6.2	Press Releases: CRUCELL shall have the right to publish the existence of this agreement, and any subsequent related agreements, provided VAXIN has an opportunity to review to review press releases for at least five (5) working days prior to public disclosure. COMPANY shall have the right to publish the existence of this Agreement limited to the recombinant adenoviral vaccine against certain respiratory viruses, including Respiratory Syncytial Virus, and of any subsequent related agreements, upon written approval of CRUCELL and VAXIN, which consent shall not be unreasonably withheld. COMPANY may issue subsequent press releases respecting its influenza and Respiratory Syncytial Virus vaccine programs, provided that press releases relating to the influenza vaccine program must characterize such vaccine as being a recombinant adenoviral vaccine against influenza if the press release also discloses that such vaccine is made using PER.C6® Technology, in a manner of disclosure that CRUCELL and VAXIN have previously approved.

7	INTELLECTUAL PROPERTY

7.1	Defense of Third Party Infringement Claims.

7.1.1	Infringement Claims. If the production, sale or use of any VACCINE in the FIELD developed pursuant to this Agreement results in a claim, suit or proceeding alleging patent infringement against COMPANY or CRUCELL, such party shall promptly notify the other party hereto in writing setting forth the facts of such claim in reasonable detail. The party subject to such claim shall have the exclusive right to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its own choice, provided, however, it shall not enter into any settlement which admits or concedes that any aspect of the PATENT or KNOW HOW of the other Party hereto is invalid or unenforceable or otherwise materially adversely affects the other Party, without the prior written consent of such other Party. Such Party shall keep the other Party hereto reasonably informed of all material developments in connection with any such claim, suit or proceeding.

7.2	Enforcement.

7.2.1	Notification. In the event that a Party obtains actual knowledge that a third party is infringing one or more of the PER.C6® PATENTS in the field of VACCINE in the FIELD, it shall promptly notify the other Party of any such infringement.

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7.2.2	Control of Suit:

7.2.2.1	As to the infringement of solely owned PER.C6® PATENTS, CRUCELL shall have the exclusive right and sole discretion to effect termination of such infringement, including bringing suit or other proceedings against the infringer in its own name and COMPANY and VAXIN shall be kept informed at all times of all such proceedings taken by CRUCELL but only so as far as the PER.C6® PATENT in suit relates to a VACCINE in the FIELD. If CRUCELL requests, subject to VAXIN’s approval, COMPANY may, at COMPANY’s discretion, join with CRUCELL as a party to the lawsuit or other proceeding at CRUCELL’ expense; however, CRUCELL shall retain control of the prosecution of such suit or proceedings, as the case may be.

7.2.3	Costs and Monetary Recovery: Except as expressly provided to the contrary, each Party shall bear all its costs incurred in connection with such lawsuit or other proceeding, and consequently shall be entitled to collect and retain for its own account any damages or profits as may be accrued as a result of such lawsuit or other proceeding.

7.3	Disclaimer. Nothing in this Agreement shall be construed as obligating either Party, or giving the COMPANY the right, to proceed against a third party infringer.

8	WARRANTIES, INDEMNIFICATION AND INSURANCE

8.1	Warranties.

8.1.1	Each Party warrants and represents to the other that (i) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein; and (ii) it has not previously granted and will not grant any rights in conflict with the rights and licenses granted herein.

8.1.2	CRUCELL warrants and represents to COMPANY that (i) except for certain European Opposition proceedings respecting certain PER.C6® PATENTS, there are no existing or threatened actions, suits or claims pending against it with respect to PER.C6® TECHNOLOGY or its right to enter into and perform its obligations under this Agreement, (ii) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to the PER.C6® TECHNOLOGY, or any portion thereof, to manufacture a VACCINE that is in conflict with the rights or licenses granted under this Agreement, and (iii) the PER.C6® CELLS that CRUCELL provides pursuant to this Agreement shall conform to relevant specifications therefor as provided in Exhibit 1.8. (which specifications shall be in writing and provided to VAXIN at the time CRUCELL delivers such cells to VAXIN).

8.1.3	CRUCELL shall respond diligently to two COMPANY written requests each year for status information on European Opposition proceedings referred to in clause 8.1.2(i).

8.2	CRUCELL Disclaimer. UNLESS EXPRESSLY STATED HEREIN, CRUCELL DISCLAIMS ALL WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED,

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AS TO ANY MATTER, INCLUDING BUT NOT LIMITED TO WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY CONCERNING THE PER.C6® KNOW HOW SUPPLIED UNDER THIS AGREEMENT OR ANY OTHER TECHNOLOGY OR PRODUCTS DEVELOPED OR PROVIDED HEREUNDER, AND THAT COMPANY’S USE OF PER.C6® KNOW HOW SUPPLIED UNDER THIS AGREEMENT WILL BE FREE FROM INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR ANY OTHER RIGHTS OF THIRD PARTIES.

8.3	COMPANY Disclaimer. UNLESS EXPRESSLY STATED HEREIN, COMPANY DISCLAIMS ALL WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER, INCLUDING BUT NOT LIMITED TO WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY CONCERNING THE KNOW HOW GRANTED BACK PURSUANT TO CLAUSE 2.2 OF THIS AGREEMENT, AND THAT CRUCELL’S USE OF KNOW HOW GRANTED BACK PURSUANT TO CLAUSE 2.2 OF THIS AGREEMENT WILL BE FREE FROM INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR ANY OTHER RIGHTS OF THIRD PARTIES.

8.4	Indemnification. Except for the willful misconduct or gross negligence of CRUCELL, or breach of CRUCELL’s representations under this Agreement. CRUCELL shall not be liable for and COMPANY shall indemnify and hold CRUCELL harmless against any and all liabilities, damages, losses or injury, death, costs, and expenses, whether direct or indirect, consequential, incidental, including attorney’s fees, arising from any third party claims resulting from the offer for sale, sale, manufacture, importation and/or use of VACCINE or the PER.C6® KNOW HOW by COMPANY, its licensees, distributors, employees, consultants and investigators, or agents during or after VAXIN-authorized pre-clinical and clinical studies.

8.5

Indemnification Procedure. If CRUCELL (the “Indemnitee”) intends to claim indemnification under this Section 8, CRUCELL shall promptly notify COMPANY (the “Indemnitor”) of any claim, demand, action, or other proceeding for which the Indemnitee intends to claim such indemnification. The Indemnitor shall have the right to participate in, and to the extent the Indemnitor so desires jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnitor, if representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other Party represented by such counsel in such proceedings. The indemnity obligations under this Section 8 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the prior express written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after notice of any such claim or demand, or the commencement of any such action or other proceeding, if prejudicial to its ability to defend such claim, demand, action or other proceeding, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 8 with respect thereto, but the omission so to deliver notice to the Indemnitor shall not relieve it of any liability that it may have to the Indemnitee otherwise than under this Section 8.

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The Indemnitor may not settle or otherwise consent to an adverse judgment in any such claim, demand, action or other proceeding, that diminishes the rights or interests of the Indemnitee without the prior express written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Section 8.

8.6	Insurance. COMPANY shall obtain and maintain commercial general liability insurance, including products/completed operations liability and contractual liability insurance to protect CRUCELL, its trustees, officers, directors, employees and agents under the indemnification provided hereunder. COMPANY shall maintain this insurance to protect against claims covered by the indemnification hereunder, even if asserted subsequent to the TERM of this Agreement.

9	TERM AND TERMINATION

9.1	Term. This Agreement shall become effective as of the EFFECTIVE DATE and, unless earlier terminated pursuant to the other provisions of this Section 9, shall continue in full force and effect until the expiration or termination of the Second Restated License Agreement between VAXIN and CRUCELL having the EFFECTIVE DATE of October 4, 2005, provided that after the term of this Agreement so expires, the license granted to COMPANY under Section 2.1 shall continue on a fully paid basis with respect to any know-how rights then-existing that are included within the PER.C6® KNOW-HOW.

9.2	Termination for Cause. Either party to this Agreement may terminate this Agreement in the event the other party shall be in material breach of, or defaulted in the performance of, any of its material obligations hereunder, and such default shall have continued uncured for sixty (60) days after written notice thereof was provided to the party-in-breach by the party not in-breach. Any termination shall become effective at the end of such sixty (60) day period unless the party-in-breach (or any other party on its behalf) has cured any such breach or default prior to the expiration of the sixty (60) day period.

9.3	Termination for Convenience or Otherwise.

9.4	Entire Agreement. VAXIN and CRUCELL may terminate this Agreement upon mutual agreement at any time.

9.5	Unilateral Termination by VAXIN. VAXIN or COMPANY may decide to terminate this Agreement on ninety (90) days prior written notice to CRUCELL.

9.6	CRUCELL’s Unilateral Right to Terminate. CRUCELL shall have the right to unilaterally terminate this Agreement, on sixty (60) day written notice, if VAXIN does not pay any milestone or maintenance fee payment obligation pursuant to the Second Restated License Agreement.

9.7	Termination Upon Insolvency. This license shall terminate, at either CRUCELL’s or VAXIN’s option, if VAXIN or COMPANY pledges substantially all of its assets for the benefit of creditors, or pledges any portion of PER.C6® CELL KNOW HOW for the benefit of creditors.

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9.8	Rights and Obligations on Term, Termination, or Suspension.

9.8.1	Termination by either Party pursuant to this Article shall not prejudice any other remedy that a Party might have. Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

9.8.2	Upon termination of this Agreement by either Party, at CRUCELL’s written request, COMPANY shall destroy all supplies of PER.C6® CELLS, and all documents describing PER.C6® KNOW-HOW, and shall promptly thereafter confirm such destruction in writing to CRUCELL.

9.9	Return of Materials. Upon any termination of this Agreement, upon request of the other Party, COMPANY and CRUCELL shall promptly return to the other all Confidential Information received from the other (except one copy of which may be retained for archival purposes).

9.10	Stock on Hand. In the event this Agreement is terminated for any reason, the COMPANY and VAXIN shall have the right to sell or otherwise dispose of the stock of any VACCINE in the FIELD subject to this Agreement then on hand.

9.11	In the event of expiration or termination of this Agreement for any reason, Sections 2.2, 2.3, 4, 5, 6, 7, 8, 9, and 10 shall survive such expiration or termination.

9.12	Termination by either Party pursuant to this Article shall not prejudice any other remedy that a Party might have.

10	Miscellaneous

10.1	Entire Agreement. This Agreement, the Second Restated License Agreement, and all documents incorporated by reference therein, contain the entire agreement of the Parties regarding the subject matter hereof and supersedes all prior agreements, understandings, and negotiations regarding the same. This Agreement may not be changed, modified, amended, or supplemented except by a written instrument signed by both Parties hereto.

10.2	Severability. If any portion of this Agreement shall be finally determined by any court or governmental agency of competent jurisdiction to violate applicable law or otherwise not to conform to requirements of law, then the remainder of the Agreement shall not be affected thereby; provided, however, that if any provision hereof is invalid or unenforceable, then a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of the Agreement including the invalid or unenforceable provision.

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10.3	Force Majeure. No Party shall be liable to another Party for any failure or delay in performance under this Agreement which is due in whole or in part directly or indirectly to any cause of any nature beyond reasonable control of such Party. In the event of delays in performance due to any such cause, the dates for performance will be postponed by a period of time equal to the delay period.

10.4	Independent Contractors. Each of the Parties is an independent contractor under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute COMPANY and CRUCELL as partners or joint venturers with respect to this Agreement. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement, or undertaking with any third party.

10.5	Notices. Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other Party:

If to CRUCELL:

Business Development

CRUCELL Holland B.V.

Archimedesweg 4

2333 CN Leiden

The Netherlands

Fax:

If to COMPANY:

With a copy to VAXIN:

VAXIN, INC.

500 Beacon Parkway, West,

Birmingham, Alabama

USA 35209

Attn. CEO

10.6	Headings. The paragraph headings herein are inserted for convenience only and shall not be construed to limit or modify the scope of any provision of this Agreement.

10.7

Assignment and Successors Rights/Waiver. This obligations under this Agreement may not be assigned, and the duties under this Agreement may not be delegated, to any third party, without the prior written consent of every Party, and are binding upon and shall inure to the benefit of the Parties hereto, their representatives, successors and permitted assigns. Any purported assignment without the written prior consent of each Party shall be null and void. No failure or successive failures on the part of any Party, its successors or permitted assigns, to enforce any covenant or agreement, and no waiver or successive waivers on its or their part of any condition of this Agreement, shall operate as a discharge of such covenant, agreement or

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condition, or render the same invalid, or impair the right of any Party, its successors and permitted assigns to enforce the same in the event of any subsequent breach or breaches by another Party, its successors or permitted assigns.

10.8	Choice of Law. This Agreement shall be exclusively governed by and construed in accordance with the laws of The Netherlands. All disputes arising out of or in relation to this Agreement shall, to the exclusion of all others, be referred exclusively to the competent Dutch Courts, and the Parties agree that judgments of the competent Dutch Court are enforceable in any court having jurisdiction over the Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representative as of the date and year written below.

Title:

CRUCELL HOLLAND B.V.	Date:

By:	VAXIN
Name:
Title:	Name:

Date:	Title:

COMPANY	Date:

By:
Name:

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Exhibit 1.8 – Cell Line Designation: PER.C6® Cells

Origin of the Cell Line

PER.C6® cells are Human Embryo Retinoblasts transformed with E1 sequences (nt.459 - 3510) of human Adenovirus type 5. The estimated copy number is five. The Adenovirus type 5 E1A region in the construct is driven by the human PGK promoter. The poly(A) sequences are derived from hepatitis B virus.

Cell Line Passage History

Research Master Cell Bank coded A068-016 was stored at passage number 29 on 17 January 1996. Research Working Cell Bank coded A068-043W was generated from A068-016 and stored at passage number 33 on 7 February 1996. The cell banks are stored in the vapour phase of liquid nitrogen at 1.0E+06 cells in 1 mL DMEM/9% FBS/10% DMSO.

Components Used For Culture of the Cells

Dulbecco’s Modified Eagle Medium supplemented with 10% (v/v) of Fetal Bovine Serum (US origin) and, optionally, 10 mM MgCI2. Porcine Pancreas Trypsin/EDTA (porcine parvovirus tested) was used for passaging cells.

Quality Control

All work on the development of PER.C6® cells carried out at CRUCELL Holland has been carried out under controlled conditions. The data have been reviewed by QA CRUCELL Holland. The research Master Cell Bank and research Working Cell Bank have been tested by GLP-inspected contract testing companies. All recorded data mentioned have been reviewed by Quality Assurance, CRUCELL Holland BV, Leiden. All final reports have been reviewed for compliance to the specifications and pertinent relevant regulatory requirements from the US and EEC.

Safety Tests on the PER.C6® Human Adenoviral Producer Cell Line

Research Master Cell Bank

Test	Result
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

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[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

Research Working Cell Bank

Test	Result
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

**** Confidential treatment requested

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EXHIBIT 1.9 – PER.C6® PATENTS

National patents corresponding to PCT/NL96/00244 (filed June 14, 1996; published January 3, 1997: WO 97/0032). The currently filed members of patent family “Improved materials derived from recombinant adenovirus to be used in gene therapy” claim priorities based on European priority documents EP 95201611.1 (filed June 15, 1995) and EP 95201728.3 (filed June 26, 1995). Members of this patent (application) family further include:

Application	Filing Date	Published	Publication
PCT/NL00/00263	April 25, 2000	February 1, 2001	WO 01/07571
PCT/EP00/07074	July 19, 2000	January 25, 2001	WO 01/05945
EP 96917735.1	June 14, 1996	January 3, 1997	EP 0 833 934
EP 00965872.5	July 19, 2000	February 1, 2001	EP 1 198 559
US 09/918,029	July 30, 2001
US 10/125,751	April 18, 2002
US 10/136,139	May 1, 2002
US 10/038,271	October 23, 2001
US 10/219,414	August 15, 2002
US 10/618,526	July 11, 2003
CA 2,222,140	June 14, 1996
IL 122614	June 14, 1996
JP 502948/1997	June 14, 1996
KR 97-709411	June 14, 1996
NZ 515107	April 25, 2000
AU 19705/01	June 14, 1996
AU 44371/00	October 23, 2001

US 5,994,128	(Issued November 30, 1999)
US 6,033,908	(Issued March 7, 2000)
US 6,238,893	(Issued May 29, 2001)
US 6,265,212	(Issued July 24, 2001)
US 6,306,652	(Issued October 23, 2001)
US 6,395,519	(Issued May 28, 2002)
US 6,602,706	(Issued August 5, 2003)
US 6,692,966	(Issued February 17, 2004)
AU 731767	(Issued July 19, 2001)

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PER.C6® PATENT also includes the patent rights of Transgene S.A., US Patent 6,040,174 “Defective adenoviruses and corresponding complementation lines”, Imler et al, inventors, issued March 21, 2000, and cognate patents thereto, only as far as the E1-(only) complementing cell lines and E1-(only) deleted vectors are concerned:

Application	Filing Date	Published	Publication
PCT/FR94/00624	May 27, 1994	December 8, 1994	WO94/28152
EP 98124036.9	May 27, 1994	June 2, 1999	EP 0 919 624
EP 98124038.5	May 27, 1994	June 2, 1999	EP 0 919 626
EP 01111931.0	May 27, 1994	October 31, 2001	EP 1 149 916
FR 9306482	May 28, 1993
US 09/218,143	December 22, 1998
US 09/725,720	November 30, 2000	December 6, 2001	US 20010049136
US 09/739,007	December 19, 2000	Sep 11, 2003	US 20030170885
CA 2,141,212	May 27, 1994
AU 727970	January 4, 2001
JP 07509616	May 27, 1994
EP 0 652 968 B1	(Issued February 21, 2001)
EP 0 919 625 B1	(Issued September 20, 2002)
EP 0 919 627 B1	(Issued September 20, 2000)
US 6,040,174	(Issued March 21, 2000)
US 6,133,028	(Issued October 17, 2000)

PER.C6® PATENT also includes the patent rights as claimed in the national patents corresponding to international patent application PCT/US00/27946 to GenVec, Inc. (filed October 10, 2000; published October 18, 2001: WO 01/77304), which application claims priority from application US 09/545,385 (filed April 7, 2000). Members of this patent (application) family further include:

Application	Filing Date	Published	Publication
EP 00973440.1	October 10, 2000	October 18, 2001	EP 1 268 748
CA 2,400,746	October 10, 2000
AU 11944/01	October 10, 2000

US 6,168,941	(Issued January 2, 2001)

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